EXHIBIT 99

LETTERS TO SELLING SECURITY

HOLDERS ADVISING THEM OF DIVISION OF CORPORATION

FINANCE MANUAL OF PUBLICLY AVAILABLE TELEPHONE

INTERPRETATIONS, INTERPRETATION A.65 AND THE

REQUIREMENTS OF THE SECURITIES AND EXCHANGE

COMMISSION REGULATION M, INCLUDING ATTACHMENTS

A AND B TO THE LETTERS.

ADVANT-E CORPORATION

March 4, 2004

Re: Registration of shares you received when you converted your Convertible Subordinated Note and which you will receive when you exercise your warrants

Dear

In order to obtain registration of your shares, we must provide the SEC, in an amended registration statement, with some information. Below are a series of six questions information requests, and advisories that are needed to comply with the SEC’s requirements. I am requesting your earliest cooperation in providing us with the required information:

1.	Are you or any person with voting or investment control over your shares a registered broker-dealer or an affiliate of a registered broker-dealer? (See Attachment A for guidance on the definitions of “voting and/or investment control”).

2.	If yes, identify the broker-dealer:

3.	If yes, state whether you purchased the securities to be resold in the ordinary course of business and whether you had any agreements or understandings, directly or indirectly, with any person to distribute the securities at the time of purchase:

4.	Do you have any currently open short positions with respect to the Company’s shares?

5.	As a selling security holder, please be advised of the following, pursuant to the SEC Division of Corporate Finance Manual of Publicly available Telephone Interpretations, Interpretation A 65 – July 1997 Version:

“An issuer filed a form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sales is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

6.	As a selling security holder, please be advised of the requirements of the Securities and Exchange Commission Regulation M (description of which is enclosed as Attachment A; for complete text of Regulation M log on to web site http://www.law.uc.edu.CCL/regM/index.html), which generally limits bids and purchases by issuers, selling security holders, and their affiliated purchases the during a restricted period of five days from the date on which the security is priced (the effective date of the registration statement) and generally regulates the market activities of persons with an interest in the outcome of an offering of securities.

Please fax (937-429-4309) or e-mail (jim.lesch@edictsystems.com) the above completed information. Also enclosed is a copy for your files. Thank you for your help.

Regards,

James E. Lesch
Director of Accounting

Cc:	Jason K. Wadzinski, CEO

Attachment A

SEC Interpretation 4S of the Regulation S-K portion of the March 1999 Supplement

4S. Item 507 of Regulation S-K

We were asked whether identification of an entity as a selling shareholder in the registration statement must include disclosure of the persons who have sole or shared voting or investment power over the entity.

The company must identify in the registration statement the person or persons who have voting or investment control over the company’s securities that the entity owns. Use Rule 13d by analogy to make the determination.

Rule 13-d – Determination of Beneficial Ownership

a.	For the purposes of sections 13(d) and 13(g) of the Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

1.	Voting power which includes the power to vote, or to direct the voting of, such security; and/or,

2.	Investment power which includes the power to dispose, or to direct the disposition of, such security.

b.	Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose of effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of section 13(d) or (g) of the Act shall be deemed for purposes of such sections to be the beneficial owner of such security.

c.	All securities of the same class beneficially owned by a person, regardless of the form which such beneficial ownership takes, shall be aggregated in calculating the number of shares beneficially owned by such person.

d.	Notwithstanding the provisions of paragraphs (a) and (c) of this rule:

1.

i.	A person shall be deemed to be the beneficial owner of a security, subject to the provisions of paragraph (b) of this rule, if that person has the right to acquire beneficial ownership of such security, as defined in Rule 13d-3(a) within sixty days, including but not limited to any right to acquire:

A.	through the exercise of any option, warrant or right;

B.	through the conversion of a security;

C.	pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or

D.	pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in paragraphs (d)(1)(i)(A), (B) or (C), of this section, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power. Any securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

ii.	Paragraph (d)(1)(i) of this section remains applicable for the purpose of determining the obligation to file with respect to the underlying security even though the option, warrant, right or convertible security is of a class of equity security, as defined in Rule 13d-1(i), and may therefore give rise to a separate obligation to file.

2.

A member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such securities, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction.

3.	A person who in the ordinary course of his business is a pledgee of securities under a written pledge agreement shall not be deemed to be the beneficial owner of such pledged securities until the pledgee AE1 has taken all formal steps necessary which are required to declare a default and determines that the power to vote or to direct the vote or to dispose or to direct the disposition of such pledged securities will be exercised, provided, that:

i.	The pledgee agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the issuer, nor in connection with any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b);

ii.	The pledgee is a person specified in Rule 13d-1(b)(1)(ii), including persons meeting the conditions set forth in paragraph (G) thereof; and

iii.	The pledgee agreement, prior to default, does not grant to the pledgee;

A.	The power to vote or to direct the vote of the pledged securities; or

B.	The power to dispose or direct the disposition of the pledged securities, other than the grant of such power(s) pursuant to a pledge agreement under which credit is extended subject to regulation T and in which the pledgee is a broker or dealer registered under section 15 of the act.

4.	A person engaged in business as an underwriter of securities who acquires securities through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933 shall not be deemed to be the beneficial owner of such securities until the expiration of forty days after the date of such acquisition.

SEC Interpretation 1.60 of the July 1997 version of the Telephone

Interpretation Manual

I-60. Item 507 of Regulation S-K

The term “security holder”, as used in Item 507 of Regulation S-K, means beneficial holders, not nominee holders or other such holders of record.

Attachment B

Regulation M

The Securities and Exchange Commission’s (SEC) Regulation M, which regulates the market activities of persons with an interest in the outcome of an offering of securities, became effective on March 4, 1997. The new Rule replaced SEC Rules 10b-6, 10b-6A, 10b-7, 10b-8, and 10b-21.

Background

Regulation M represents the culmination of more than a two-year effort by the SEC to review and modernize the trading practice rules, which had been in effect for over 40 years. In recent years, the trading practice rules have come under attack from many market participants for the limitations they place on distribution and ordinary market-making activities of underwriters and others and the increased costs that are imposed as a result. Particular concern has been directed at the effect of the trading practice rules on international offerings.

Because foreign markets generally do not have comparable rules, and because the trading practice rules are deemed to apply to foreign distributions that occur only in part in the U.S., the rules have potentially serious international competitive consequences that have necessitated a series of interpretations and amendments designed to improve the effect of the rules in the context of international offerings.

Rule 101— Distribution Participant Restrictions

The SEC has divided Rule 10b-6 into two rules, Rules 101 and 102, which cover the activities of (i) distribution participants and their affiliated purchasers and (ii) issuers and selling shareholders and their affiliated purchasers, respectively.

Rule 101 of Regulation M applies trading restrictions to underwriters, prospective underwriters, syndicate members and their affiliated purchasers.

The most significant change from Rule 10b-6 is that the restrictions of Rule 101 on bids for, purchases of, or attempts to induce a bid or purchase by a restricted person, do not apply to certain securities (e.g., investment grade rated debt) that presently are subject to regulation by Rule 10b-6.

The “cooling-off” periods of Rule 10b-6 that were triggered by the anticipated commencement of the distribution have been replaced with a three-tier “restricted period” that is calculated from the date on which the subject security is priced. Under Regulation M, the SEC has adopted a dual standard of world-wide average daily trading volume and public float value. Actively traded securities, i.e., securities with an average daily trading volume (ADTV) of at least $1 million and a public float value of at least $150 million, are no longer subject to any restricted period, although trading in such actively traded securities remains subject to the anti-fraud and anti-manipulation provisions of the federal securities laws.

Securities with an ADTV of at least $100,000, with a public float value of at least $25 million, are subject to a restricted period of one day prior to the date on which the subject security’s price is determined and all other securities that do not meet the ADTV or public float value tests are subject to a restricted period of five days. The SEC determined that the thrust of the restricted period should focus on daily trading activity since higher-priced securities that trade more frequently are more difficult to manipulate. Also, the public float volume test is intended to capture within Rule 101 those securities that experience unusual trading volume relative to their public float. (see endnote 2)

In calculating the ADTV, distribution participants may use either a two-calendar month period or a 60-day rolling period, to be calculated within 10 days of the filing of the offering. Moreover, the SEC is not designating acceptable information sources for determining ADTV, so long as the participant has a reasonable basis for believing that the information is reliable. As set forth below, NASD Regulation will issue an Underwriting Activity Report to the manager of the underwriting syndicate that provides the domestic ADTV and public float value for a security that is subject to SEC Rule 101 to assist members’ compliance with SEC Rule 101.

Rule 101 also includes exemptions from the imposition of the “restricted period” for: (i) exempted securities; (ii) exercises of options and other securities, including rights received in connection with a rights offering; (iii) transactions in the ordinary course of business in baskets of securities involving the offered security; (iv) transactions involving sales of Rule 144A securities of foreign and domestic issuers to qualified institutional buyers or persons deemed not to be U.S. persons; and (v) redeemable securities issued by an open-end investment company or unit investment trust. The restrictions on other debt securities are substantially narrowed.

The trading restrictions of Rule 101 are only applicable to a “covered security,” defined to include the security that is the subject of a distribution and “reference securities.” The SEC defines “reference security” to include a security into which a subject security may be converted, exchanged, or exercised, or which, under the terms of the subject security, may in whole or in significant part determine the value of the subject security. This new focus on subject and reference securities narrows the potential universe of securities in which trading must be restricted during a distribution in comparison to the securities covered under Rule 10b-6, which included any security of the “same class or series” as the security being distributed and any “right to purchase” such security. As a result, trading in derivative securities (e.g., convertible securities, options, and warrants) during the distribution of an underlying security and of “rights to purchase” the securities of a target company in a merger or exchange offer is no longer restricted by Rule 101.

Bids for and purchases of outstanding nonconvertible debt securities are not restricted by Rule 101 unless the security being purchased is identical in ll of its terms to the security being distributed. Further, investment grade nonconvertible debt securities, nonconvertible preferred securities, and asset-backed securities are specifically excluded from coverage by the Rule. In the situation where Rule 101 is applicable to outstanding debt, the restricted period will generally be less than five days. In addition, an existing exclusion for research reports has been expanded to allow the dissemination of information in the ordinary course of business during the restricted period.

Rule 101 includes an important new exception for “inadvertent” violations of de minimis size, including bids that are not accepted, and one or more purchases that in the aggregate over the restricted period total less than 2 percent of the security’s ADTV, provided that the distribution participant had in place policies and procedures reasonably designed to achieve compliance with the Rule.

Rule 102 — Issuer And Selling Securityholder Restrictions

Rule 102 limits bids and purchases by issuers, selling securityholders, and their affiliated purchasers during the applicable restricted period in a manner similar to Rule 101. Unlike Rule 101, however, Rule 102 does not provide an exemption for actively traded subject securities (although an exemption is available for actively traded reference securities) or for transactions in investment grade debt and preferred stock. Although transactions under employee benefit or dividend reinvestment plans generally are exempt, this exemption does not extend to plans that are open to persons other than employees and securityholders and that involve direct distributions from the issuer or an affiliate.

Rules 101 and 102 permit a member affiliated with an issuer or selling securityholder to comply with the provisions of Rule 101, rather than Rule 102, provided that the member is not itself the issuer or selling shareholder.

Rule 103 — Passive Market Making In Nasdaq Stocks

Rule 103 of Regulation M, which replaces Rule 10-6A, permits “passive” market-making activity in Nasdaq stocks in connection with distributions during the restricted periods to alleviate liquidity problems that may exist in the market during those periods. The new Rule permits passive market making for any Nasdaq-listed security distribution that is conducted as a fixed-price offering underwritten on a firm-commitment basis. Rule 103 generally limits a market maker’s bids and purchases to the highest current independent bid (a bid from a market maker that is not participating in the distribution).

Rule 103 allows passive market making throughout the restricted period, in contrast to Rule 10b-6A, which prohibited passive market making upon the commencement of offers and sales. Although Rule 103 retains the core provisions of Rule 10b-6A in a number of respects, the SEC eliminated the requirement in Rule 10b-6A that limited availability of the Rule to Nasdaq stocks that meet minimum share price and public float criteria, where Nasdaq market makers that are participating in the distribution account for at least 30 percent of the total trading volume in the security. Rule 103 continues to generally limit a passive market maker’s bids and purchases to the highest current independent bid and limit the amount of net purchases a passive market maker can make on any day to 30 percent of its ADTV, although an initial ADTV limit of 200 shares in now available for less active market makers. The bid display size limitation has also been retained.

In connection with the initial ADTV limit of 200 shares, Rule 103 also provides that all passive market makers whose initial ADTV limit is between 1 and 199 shares are allowed a net purchasing capacity of 200 shares. The new Rule allows passive market makers to make bids or purchases at a price above the highest independent bid where necessary to comply with any SEC or NASD rule relating to the execution of customer orders, such as the order handling rules. The SEC also permits a passive market maker that is involved in a contemporaneous purchase and sale of a security to “net” the transactions for purposes of the

ADTV calculation as long as the two transactions are reported within 30 seconds of each other.

Rule 104 — Stabilizing Transactions/Syndicate Covering Transactions/Penalty Bids/Recordkeeping

Rule 104 replaces Rule 10b-7 to regulate stabilization activities during a distribution. The new Rule retains the requirement that only one stabilizing bid is permitted in any market at the same price at the same time. The new Rule permits a stabilizing bid to be initiated, maintained, reduced, or raised based on the current price in the principal market for the security (domestic or foreign), as long as the bid does not exceed the offering price of the security or the stabilizing bid in the principal market. The Rule provides that the appropriate price level for initiating a stabilizing bid is the security’s principal market, with certain variations for different market situations. Thus, the most significant change from Rule 10b-7 is the ability under Rule 104 to increase a stabilizing bid to the level of the highest independent bid in the principal market.

For the first time, the SEC has imposed disclosure and recordkeeping requirements in connection with syndicate short-covering transactions and the enforcement of “penalty bids.” Rule 104 requires any person effecting a syndicate covering transaction or intending to enforce a penalty bid to disclose that fact to the self-regulatory organization with direct oversight over the principal market in the U.S. for the security. Moreover, Rule 104 requires a new legend in the offering document referencing disclosures to a discussion in the “plan of distribution” section of the prospectus regarding stabilization activities and aftermarket activities and their potential effects on the market price.

Similar disclosure is required in a document sent to a purchaser regarding stabilizing transactions in connection with the offering. It is anticipated that the SEC will delay implementation of the new notification requirements (but not the disclosure requirements) until April 1, 1997.

Managing underwriters will be required by amendments to SEC Rule 17a-2 to keep records of syndicate covering transactions and penalty bids, as well as stabilizing information. The information will be required to be retained for three years. These recordkeeping requirements are effective April 1, 1997.

Rule 105 — Short Sales

Rule 105 has been adopted to replace Rule 10b-21 to limit short selling prior to a public offering by sellers who cover their short positions by purchasing securities in the offering. Rule 105 reduces the period of coverage to five business days prior to pricing, instead of the current period, which extends from the date of the filing of the registration statement until the commencement of offers and sales. Moreover, Rule 105 does not apply to short sales of derivative securities.

ADVANT-E CORPORATION

March 3, 2004

Attention:

Re: Registration of shares you will receive upon exercise of your warrants

Dear Mr.

In order to obtain registration of your shares, we must provide the SEC, in an amended registration statement, with some additional information. Below are a series of nine questions, information requests, and advisories that are needed to comply with the SEC’s requirements. I am requesting your earliest cooperation in providing us with the required information:

1.	Identify the natural person or persons who have voting and/or investment control over CTC, Inc.: See Attachment A for guidance on the definition of “voting and/or investment control”.

2.	Does a non-reporting (to the SEC) entity exercise voting or investment control over you, as a selling security holder?

3.	If yes, identify the natural person or persons with voting or investment control over the non-reporting entity that exercises voting or investment control over you:

4.	Are you or any person with voting or investment control over your shares a registered broker-dealer or an affiliate of a registered broker-dealer?

5.	If yes, identify the broker-dealer:

6.	If yes, state whether you purchased the securities to be resold in the ordinary course of business and whether you had any agreements or understandings, directly or indirectly, with any person to distribute the securities at the time of purchase:

7.	Do you have any currently open short positions with respect to the Company’s shares?

8.	As a selling security holder, please be advised of the following, pursuant to the SEC Division of Corporate Finance Manual of Publicly available Telephone Interpretations, Interpretation A 65 – July 1997 Version:

“An issuer filed a form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sales is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

9.	As a selling security holder, please be advised of the requirements of the Securities and Exchange Commission Regulation M (copy enclosed as Attachment B), which generally limits bids and purchases by issuers, selling security holders, and their affiliated purchases during a restricted period of five days from the date on which the security is priced (the effective date of the registration statement) and generally regulates the market activities of persons with an interest in the outcome of an offering of securities.

Please fax (937-429-4309), or e-mail (jim.lesch@edictsystems.com) or mail the above completed information. Also enclosed is a copy for your files. Thank you for your help.

Regards,

James E. Lesch
Director of Accounting

Cc:	Jason K. Wadzinski, CEO

Attachment A

SEC Interpretation 4S of the Regulation S-K portion of the March 1999 Supplement

4S. Item 507 of Regulation S-K

We were asked whether identification of an entity as a selling shareholder in the registration statement must include disclosure of the persons who have sole or shared voting or investment power over the entity.

The company must identify in the registration statement the person or persons who have voting or investment control over the company’s securities that the entity owns. Use Rule 13d by analogy to make the determination.

Rule 13-d – Determination of Beneficial Ownership

e.	For the purposes of sections 13(d) and 13(g) of the Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

1.	Voting power which includes the power to vote, or to direct the voting of, such security; and/or,

2.	Investment power which includes the power to dispose, or to direct the disposition of, such security.

f.	Any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement, or device with the purpose of effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership as part of a plan or scheme to evade the reporting requirements of section 13(d) or (g) of the Act shall be deemed for purposes of such sections to be the beneficial owner of such security.

g.	All securities of the same class beneficially owned by a person, regardless of the form which such beneficial ownership takes, shall be aggregated in calculating the number of shares beneficially owned by such person.

h.	Notwithstanding the provisions of paragraphs (a) and (c) of this rule:

1.

i.	A person shall be deemed to be the beneficial owner of a security, subject to the provisions of paragraph (b) of this rule, if that person has the right to acquire beneficial ownership of such security, as defined in Rule 13d-3(a) within sixty days, including but not limited to any right to acquire:

A.	through the exercise of any option, warrant or right;

B.	through the conversion of a security;

C.	pursuant to the power to revoke a trust, discretionary account, or similar arrangement; or

D.

pursuant to the automatic termination of a trust, discretionary account or similar arrangement; provided, however, any person who acquires a security or power specified in paragraphs (d)(1)(i)(A), (B) or (C), of this section, with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise or conversion of such security or power. Any securities not outstanding which are subject to such options, warrants, rights or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

ii.	Paragraph (d)(1)(i) of this section remains applicable for the purpose of determining the obligation to file with respect to the underlying security even though the option, warrant, right or convertible security is of a class of equity security, as defined in Rule 13d-1(i), and may therefore give rise to a separate obligation to file.

2.	A member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the record holder of such securities and, pursuant to the rules of such exchange, may direct the vote of such securities, without instruction, on other than contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted, but is otherwise precluded by the rules of such exchange from voting without instruction.

3.	A person who in the ordinary course of his business is a pledgee of securities under a written pledge agreement shall not be deemed to be the beneficial owner of such pledged securities until the pledgee AE1 has taken all formal steps necessary which are required to declare a default and determines that the power to vote or to direct the vote or to dispose or to direct the disposition of such pledged securities will be exercised, provided, that:

i.	The pledgee agreement is bona fide and was not entered into with the purpose nor with the effect of changing or influencing the control of the issuer, nor in connection with any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b);

ii.	The pledgee is a person specified in Rule 13d-1(b)(1)(ii), including persons meeting the conditions set forth in paragraph (G) thereof; and

iii.	The pledgee agreement, prior to default, does not grant to the pledgee;

A.	The power to vote or to direct the vote of the pledged securities; or

B.	The power to dispose or direct the disposition of the pledged securities, other than the grant of such power(s) pursuant to a pledge agreement under which credit is extended subject to regulation T and in which the pledgee is a broker or dealer registered under section 15 of the act.

4.	A person engaged in business as an underwriter of securities who acquires securities through his participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933 shall not be deemed to be the beneficial owner of such securities until the expiration of forty days after the date of such acquisition.

SEC Interpretation 1.60 of the July 1997 version of the Telephone

Interpretation Manual

I-60. Item 507 of Regulation S-K

The term “security holder”, as used in Item 507 of Regulation S-K, means beneficial holders, not nominee holders or other such holders of record.

Attachment B

Regulation M

The Securities and Exchange Commission’s (SEC) Regulation M, which regulates the market activities of persons with an interest in the outcome of an offering of securities, became effective on March 4, 1997. The new Rule replaced SEC Rules 10b-6, 10b-6A, 10b-7, 10b-8, and 10b-21.

Background

Regulation M represents the culmination of more than a two-year effort by the SEC to review and modernize the trading practice rules, which had been in effect for over 40 years. In recent years, the trading practice rules have come under attack from many market participants for the limitations they place on distribution and ordinary market-making activities of underwriters and others and the increased costs that are imposed as a result. Particular concern has been directed at the effect of the trading practice rules on international offerings.

Because foreign markets generally do not have comparable rules, and because the trading practice rules are deemed to apply to foreign distributions that occur only in part in the U.S., the rules have potentially serious international competitive consequences that have necessitated a series of interpretations and amendments designed to improve the effect of the rules in the context of international offerings.

Rule 101— Distribution Participant Restrictions

The SEC has divided Rule 10b-6 into two rules, Rules 101 and 102, which cover the activities of (i) distribution participants and their affiliated purchasers and (ii) issuers and selling shareholders and their affiliated purchasers, respectively.

Rule 101 of Regulation M applies trading restrictions to underwriters, prospective underwriters, syndicate members and their affiliated purchasers.

The most significant change from Rule 10b-6 is that the restrictions of Rule 101 on bids for, purchases of, or attempts to induce a bid or purchase by a restricted person, do not apply to certain securities (e.g., investment grade rated debt) that presently are subject to regulation by Rule 10b-6.

The “cooling-off” periods of Rule 10b-6 that were triggered by the anticipated commencement of the distribution have been replaced with a three-tier “restricted period” that is calculated from the date on which the subject security is priced. Under Regulation M, the SEC has adopted a dual standard of world-wide average daily trading volume and public float value. Actively traded securities, i.e., securities with an average daily trading volume (ADTV) of at least $1 million and a public float value of at least $150 million, are no longer subject to any restricted period, although trading in such actively traded securities remains subject to the anti-fraud and anti-manipulation provisions of the federal securities laws.

Securities with an ADTV of at least $100,000, with a public float value of at least $25 million, are subject to a restricted period of one day prior to the date on which the subject security’s price is determined and all other securities that do not meet the ADTV or public float value tests are subject to a restricted period of five days. The SEC determined that the thrust of the restricted period should focus on daily trading activity since higher-priced securities that trade more frequently are more difficult to manipulate. Also, the public float volume test is intended to capture within Rule 101 those securities that experience unusual trading volume relative to their public float. (see endnote 2)

In calculating the ADTV, distribution participants may use either a two-calendar month period or a 60-day rolling period, to be calculated within 10 days of the filing of the offering. Moreover, the SEC is not designating acceptable information sources for determining ADTV, so long as the participant has a reasonable basis for believing that the information is reliable. As set forth below, NASD Regulation will issue an Underwriting Activity Report to the manager of the underwriting syndicate that provides the domestic ADTV and public float value for a security that is subject to SEC Rule 101 to assist members’ compliance with SEC Rule 101.

Rule 101 also includes exemptions from the imposition of the “restricted period” for: (i) exempted securities; (ii) exercises of options and other securities, including rights received in connection with a rights offering; (iii) transactions in the ordinary course of business in baskets of securities involving the offered security; (iv) transactions involving sales of Rule 144A securities of foreign and domestic issuers to qualified institutional buyers or persons deemed not to be U.S. persons; and (v) redeemable securities issued by an open-end investment company or unit investment trust. The restrictions on other debt securities are substantially narrowed.

The trading restrictions of Rule 101 are only applicable to a “covered security,” defined to include the security that is the subject of a distribution and “reference securities.” The SEC defines “reference security” to include a security into which a subject security may be converted, exchanged, or exercised, or which, under the terms of the subject security, may in whole or in significant part determine the value of the subject security. This new focus on subject and reference securities narrows the potential universe of securities in which trading must be restricted during a distribution in comparison to the securities covered under Rule 10b-6, which included any security of the “same class or series” as the security being distributed and any “right to purchase” such security. As a result, trading in derivative securities (e.g., convertible securities, options, and warrants) during the distribution of an underlying security and of “rights to purchase” the securities of a target company in a merger or exchange offer is no longer restricted by Rule 101.

Bids for and purchases of outstanding nonconvertible debt securities are not restricted by Rule 101 unless the security being purchased is identical in ll of its terms to the security being distributed. Further, investment grade nonconvertible debt securities, nonconvertible preferred securities, and asset-backed securities are specifically excluded from coverage by the Rule. In the situation where Rule 101 is applicable to outstanding debt, the restricted period will generally be less than five days. In addition, an existing exclusion for research reports has been expanded to allow the dissemination of information in the ordinary course of business during the restricted period.

Rule 101 includes an important new exception for “inadvertent” violations of de minimis size, including bids that are not accepted, and one or more purchases that in the aggregate over the restricted period total less than 2 percent of the security’s ADTV, provided that the distribution participant had in place policies and procedures reasonably designed to achieve compliance with the Rule.

Rule 102 — Issuer And Selling Securityholder Restrictions

Rule 102 limits bids and purchases by issuers, selling securityholders, and their affiliated purchasers during the applicable restricted period in a manner similar to Rule 101. Unlike Rule 101, however, Rule 102 does not provide an exemption for actively traded subject securities (although an exemption is available for actively traded reference securities) or for transactions in investment grade debt and preferred stock. Although transactions under employee benefit or dividend reinvestment plans generally are exempt, this exemption does not extend to plans that are open to persons other than employees and securityholders and that involve direct distributions from the issuer or an affiliate.

Rules 101 and 102 permit a member affiliated with an issuer or selling securityholder to comply with the provisions of Rule 101, rather than Rule 102, provided that the member is not itself the issuer or selling shareholder.

Rule 103 — Passive Market Making In Nasdaq Stocks

Rule 103 of Regulation M, which replaces Rule 10-6A, permits “passive” market-making activity in Nasdaq stocks in connection with distributions during the restricted periods to alleviate liquidity problems that may exist in the market during those periods. The new Rule permits passive market making for any Nasdaq-listed security distribution that is conducted as a fixed-price offering underwritten on a firm-commitment basis. Rule 103 generally limits a market maker’s bids and purchases to the highest current independent bid (a bid from a market maker that is not participating in the distribution).

Rule 103 allows passive market making throughout the restricted period, in contrast to Rule 10b-6A, which prohibited passive market making upon the commencement of offers and sales. Although Rule 103 retains the core provisions of Rule 10b-6A in a number of respects, the SEC eliminated the requirement in Rule 10b-6A that limited availability of the Rule to Nasdaq stocks that meet minimum share price and public float criteria, where Nasdaq market makers that are participating in the distribution account for at least 30 percent of the total trading volume in the security. Rule 103 continues to generally limit a passive market maker’s bids and purchases to the highest current independent bid and limit the amount of net purchases a passive market maker can make on any day to 30 percent of its ADTV, although an initial ADTV limit of 200 shares in now available for less active market makers. The bid display size limitation has also been retained.

In connection with the initial ADTV limit of 200 shares, Rule 103 also provides that all passive market makers whose initial ADTV limit is between 1 and 199 shares are allowed a net purchasing capacity of 200 shares. The new Rule allows passive market makers to make bids or purchases at a price above the highest independent bid where necessary to comply with any SEC or NASD rule relating to the execution of customer orders, such as the order handling rules. The SEC also permits a passive market maker that is involved in a contemporaneous purchase and sale of a security to “net” the transactions for purposes of the ADTV calculation as long as the two transactions are reported within 30 seconds of each other.

Rule 104 — Stabilizing Transactions/Syndicate Covering Transactions/Penalty Bids/Recordkeeping

Rule 104 replaces Rule 10b-7 to regulate stabilization activities during a distribution. The new Rule retains the requirement that only one stabilizing bid is permitted in any market at the same price at the same time. The new Rule permits a stabilizing bid to be initiated, maintained, reduced, or raised based on the current price in the principal market for the security (domestic or foreign), as long as the bid does not exceed the offering price of the security or the stabilizing bid in the principal market. The Rule provides that the appropriate price level for initiating a stabilizing bid is the security’s principal market, with certain variations for different market situations. Thus, the most significant change from Rule 10b-7 is the ability under Rule 104 to increase a stabilizing bid to the level of the highest independent bid in the principal market.

For the first time, the SEC has imposed disclosure and recordkeeping requirements in connection with syndicate short-covering transactions and the enforcement of “penalty bids.” Rule 104 requires any person effecting a syndicate covering transaction or intending to enforce a penalty bid to disclose that fact to the self-regulatory organization with direct oversight over the principal market in the U.S. for the security. Moreover, Rule 104 requires a new legend in the offering document referencing disclosures to a discussion in the “plan of distribution” section of the prospectus regarding stabilization activities and aftermarket activities and their potential effects on the market price.

Similar disclosure is required in a document sent to a purchaser regarding stabilizing transactions in connection with the offering. It is anticipated that the SEC will delay implementation of the new notification requirements (but not the disclosure requirements) until April 1, 1997.

Managing underwriters will be required by amendments to SEC Rule 17a-2 to keep records of syndicate covering transactions and penalty bids, as well as stabilizing information. The information will be required to be retained for three years. These recordkeeping requirements are effective April 1, 1997.

Rule 105 — Short Sales

Rule 105 has been adopted to replace Rule 10b-21 to limit short selling prior to a public offering by sellers who cover their short positions by purchasing securities in the offering. Rule 105 reduces the period of coverage to five business days prior to pricing, instead of the current period, which extends from the date of the filing of the registration statement until the commencement of offers and sales. Moreover, Rule 105 does not apply to short sales of derivative securities.